EXHIBIT 99.1

Contact at 214-432-2000 Michael R. Haack President and CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS RECORD SECOND QUARTER RESULTS

DALLAS, TX (October 26, 2022) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2023 ended September 30, 2022. Notable items for the quarter are highlighted below (unless otherwise noted, all comparisons are with the prior year’s fiscal second quarter):

Second Quarter Fiscal 2023 Highlights

•	Record Revenue of $605 million, up 19%

•	Record Net Earnings of $139 million, up 36%, and Net Earnings per share of $3.72, up 51%

•	Prior year’s Net Earnings were affected by a Loss on Early Retirement of Senior Notes and the write-off of related debt issuance costs of $11.2 million, or $0.27 per share

•	Adjusted EBITDA of $227 million, up 21%

•	Adjusted EBITDA is a non-GAAP financial measure calculated by excluding non-routine items and certain non-cash expenses in the manner described in Attachment 6

•	Repurchased 840,000 shares of Eagle’s common stock for $101 million

Commenting on the results, Michael Haack, President and CEO, said, “At this unique time in the US markets, we are pleased to report second quarter results that once again exceeded our expectations and set quarterly records, with price increases across each business line more than offsetting cost inflation pressures. We generated record revenue of $605 million and record EPS of $3.72, and we expanded gross margins by 160 bps to 32.1%. Construction activity remained healthy across our markets, and utilization rates remained high across our network. Cashflow from operations increased 18%, to $175.6 million.

During the quarter, we continued to drive shareholder value by prudently investing in strategic growth and returning capital to shareholders. We completed two investments: a cement distribution terminal in Nashville, Tennessee, which expands and improves the resilience of our cement geographic footprint in a strong and growing southeastern market, and an aggregates asset contiguous with our existing northern Nevada operation. We also returned $110 million of cash to shareholders through share repurchases and dividends, bringing total cash returned to shareholders to $230 million in the first half of the year.

Mr. Haack continued, “In our heavy materials business, as demand remained strong and our operations remained virtually sold-out, we implemented a second round of cement price increases in early July and announced the next round of price increases for early January 2023. In our light materials sector, the backlog of housing construction activity supported steady wallboard shipments and orders, but we recognize the significant increase in interest rates will likely have an impact on residential construction activity in the future. Despite actions taken by the federal reserve to increase interest rates and possible recessionary conditions, we believe we are well-positioned in our principal markets for the second half of fiscal 2023.”

Segment Financial Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates, Joint Venture and intersegment Cement revenue, was $389.1 million, a 14% increase. Heavy Materials operating earnings were up 10% to $106.1 million, primarily because of higher Cement sales prices.

Cement revenue for the quarter, including Joint Venture and intersegment revenue, was up 11% to $319.5 million, and operating earnings were a record $98.8 million, up 11%. These increases reflect higher Cement net sales prices partially offset by lower sales volume.    The average net sales price for the quarter was up 12% to $132.50 per ton. Cement sales volume decreased 2% to 2.1 million tons. Cement sales volume and operating earnings at our Joint Venture both declined during the quarter primarily because of extended equipment downtime, which reduced cement production. While these equipment issues were mostly resolved during the quarter, they may continue to have an impact on the Joint Venture’s results during the third quarter.

Concrete and Aggregates revenue increased 32% to $69.6 million, reflecting higher sales volume and Concrete pricing as well as the contribution of approximately $14 million from a recently acquired business in northern Colorado. Second quarter operating earnings declined 3% to $7.3 million, primarily reflecting higher input costs.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 26% to $253.5 million, reflecting higher Wallboard sales volume and prices. Gypsum Wallboard sales volume increased 6% to 783 million square feet (MMSF), while the average Gypsum Wallboard net sales price increased 22% to $233.70 per MSF.

Paperboard sales volume for the quarter was down 2% from the prior year at 85,000 tons. The average Paperboard net sales price was $603.62 per ton, up 15%, consistent with the pricing provisions in our long-term sales agreements.

Operating earnings in the sector were $95.3 million, an increase of 42%, reflecting increased Wallboard sales volume and pricing, partially offset by higher raw material costs, namely recycled fiber and energy.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the consolidated income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates from more than 70 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Wednesday, October 26, 2022. The conference call will be webcast on the Eagle website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the website for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations as to future events. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, and many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; fluctuations in public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; the availability and fluctuations in the cost of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil, and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (for example, spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions or the nature or level of activity in any one or more of the markets or industries in which the Company or its customers are engaged; severe weather conditions (such as winter storms, tornados and hurricanes) and their effects on our facilities, operations and contractual arrangements with third parties; competition; cyber-attacks or data security breaches; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; the availability of acquisitions or other growth opportunities that meet our financial return standards and fit our strategic focus; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions, including inflation and recessionary conditions; and changes in interest rates and the resulting effects on the Company and demand for our products. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) or the cost of our raw materials could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on economic conditions, capital and financial markets. Any resurgence of the COVID-19 pandemic and responses thereto may disrupt our business operations or have an adverse effect on demand for our products.    These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1    Statement of Consolidated Earnings

Attachment 2    Revenue and Earnings by Lines of Business

Attachment 3    Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

Attachment 4    Consolidated Balance Sheets

Attachment 5    Depreciation, Depletion and Amortization by Lines of Business

Attachment 6    Reconciliation of Non-GAAP Financial Measures

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Revenue	$605,068	$509,694	$1,166,455	$985,464

Cost of Goods Sold	410,829	354,353	821,350	703,612

Gross Profit	194,239	155,341	345,105	281,852
Equity in Earnings of Unconsolidated JV	7,156	8,260	12,254	16,230
Corporate General and Administrative Expenses	(13,627)	(10,667)	(25,447)	(20,135)
Loss on Early Retirement of Senior Notes	—	(8,407)	—	(8,407)
Other Non-Operating (Loss) Income	(664)	(944)	(1,299)	2,734

Earnings before Interest and Income Taxes	187,104	143,583	330,613	272,274

Interest Expense, net	(8,580)	(12,268)	(15,910)	(19,240)

Earnings before Income Taxes	178,524	131,315	314,703	253,034

Income Tax Expense	(39,529)	(29,190)	(70,703)	(55,582)

Net Earnings	$138,995	$102,125	$244,000	$197,452

NET EARNINGS PER SHARE
Basic	$3.74	$2.48	$6.50	$4.74

Diluted	$3.72	$2.46	$6.46	$4.70

AVERAGE SHARES OUTSTANDING
Basic	37,140,197	41,222,161	37,559,087	41,623,187

Diluted	37,366,879	41,594,733	37,792,613	42,013,847

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Revenue*

Heavy Materials:
Cement (Wholly Owned)	$281,969	$256,175	$533,879	$495,906
Concrete and Aggregates	69,613	52,750	131,231	97,504

	351,582	308,925	665,110	593,410

Light Materials:
Gypsum Wallboard	224,638	172,985	440,965	339,252
Gypsum Paperboard	28,848	27,784	60,380	52,802

	253,486	200,769	501,345	392,054

Total Revenue	$605,068	$509,694	$1,166,455	$985,464

Segment Operating Earnings

Heavy Materials:
Cement (Wholly Owned)	$91,623	$80,490	$148,873	$135,067
Cement (Joint Venture)	7,156	8,260	12,254	16,230
Concrete and Aggregates	7,276	7,539	13,008	12,883

	106,055	96,289	174,135	164,180

Light Materials:
Gypsum Wallboard	89,761	66,331	173,829	129,584
Gypsum Paperboard	5,579	981	9,395	4,318

	95,340	67,312	183,224	133,902

Sub-total	201,395	163,601	357,359	298,082

Corporate General and Administrative Expense	(13,627)	(10,667)	(25,447)	(20,135)
Loss on Early Retirement of Senior Notes	—	(8,407)	—	(8,407)
Other Non-Operating (Loss) Income	(664)	(944)	(1,299)	2,734

Earnings before Interest and Income Taxes	$187,104	$143,583	$330,613	$272,274

*	Excluding Intersegment and Joint Venture Revenue listed on Attachment 3

Attachment 3

Eagle Materials Inc.

Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2022	2021	Change	2022	2021	Change
Cement (M Tons):
Wholly Owned	1,981	1,983	0%	3,786	3,835	-1%
Joint Venture	164	215	-24%	352	399	-12%

	2,145	2,198	-2%	4,138	4,234	-2%

Concrete (M Cubic Yards)	451	398	+13%	857	746	+15%

Aggregates (M Tons)	912	481	+90%	1,707	842	+103%

Gypsum Wallboard (MMSFs)	783	736	+6%	1,581	1,499	+5%

Paperboard (M Tons):
Internal	40	37	+8%	76	73	+4%
External	45	50	-10%	93	98	-5%

	85	87	-2%	169	171	-1%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2022	2021	Change	2022	2021	Change
Cement (Ton)	$132.50	$117.78	+12%	$130.24	$117.09	+11%
Concrete (Cubic Yard)	$134.28	$120.15	+12%	$131.65	$119.23	+10%
Aggregates (Ton)	$10.87	$10.40	+5%	$11.05	$10.20	+8%
Gypsum Wallboard (MSF)	$233.70	$190.93	+22%	$226.07	$183.73	+23%
Paperboard (Ton)	$603.62	$524.54	+15%	$607.73	$511.76	+19%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenue
	Quarter Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Intersegment Revenue:
Cement	$12,361	$5,223	$18,652	$13,056
Paperboard	24,825	20,014	47,366	38,263

	$37,186	$25,237	$66,018	$51,319

Cement Revenue:
Wholly Owned	$281,969	$256,175	$533,879	$495,906
Joint Venture	25,130	26,926	51,445	49,617

	$307,099	$283,101	$585,324	$545,523

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31,
	2022	2021	2022*
ASSETS
Current Assets –
Cash and Cash Equivalents	$84,140	$45,214	$19,416
Accounts and Notes Receivable, net	232,595	196,664	176,276
Inventories	225,835	203,745	236,661
Federal Income Tax Receivable	4,371	17,954	7,202
Prepaid and Other Assets	5,933	8,534	3,172

Total Current Assets	552,874	472,111	442,727

Property, Plant and Equipment, net	1,655,616	1,629,133	1,616,539
Investments in Joint Venture	85,391	77,628	80,637
Operating Lease Right of Use Asset	22,126	25,127	23,856
Notes Receivable	8,501	8,485	8,485
Goodwill and Intangibles	469,491	390,107	387,898
Other Assets	15,150	17,237	19,510

	$2,809,149	$2,619,828	$2,579,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$113,722	$101,293	$113,679
Accrued Liabilities	92,863	80,324	86,754
Current Portion of Long-Term Debt	10,000	—	—
Operating Lease Liabilities	6,736	7,028	7,118

Total Current Liabilities	223,321	188,645	207,551

Long-term Liabilities	64,159	76,961	67,911
Bank Credit Facility	200,000	75,000	200,000
Bank Term Loan	187,500	—	—
2.500% Senior Unsecured Notes due 2031	738,898	737,632	738,265
Deferred Income Taxes	238,567	234,281	232,369
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 37,064,662; 40,913,931 and 38,710,929 Shares, respectively	371	409	387
Capital in Excess of Par Value	—	—	—
Accumulated Other Comprehensive Losses	(3,128)	(3,386)	(3,175)
Retained Earnings	1,159,461	1,310,286	1,136,344

Total Stockholders’ Equity	1,156,704	1,307,309	1,133,556

	$2,809,149	$2,619,828	$2,579,652

*	From audited financial statements

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended September 30, 2022 and 2021:

	Depreciation, Depletion and Amortization
	Quarter Ended September 30,
	2022	2021
Cement	$20,258	$20,019
Concrete and Aggregates	4,351	2,470
Gypsum Wallboard	5,589	5,484
Paperboard	3,742	3,663
Corporate and Other	705	704

	$34,645	$32,340

Attachment 6

Eagle Materials Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)

(unaudited)

EBITDA and Adjusted EBITDA

We present Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA to provide more consistent comparison of operating performance from period to period. EBITDA is a non-GAAP financial measure that provides supplemental information regarding the operating performance of our business without regard to financing methods, capital structures or historical cost basis. Adjusted EBITDA is also a non-GAAP financial measure that further excludes the impact from non-routine items. Management uses EBITDA and Adjusted EBITDA as alternative bases for comparing the operating performance of Eagle from period to period and for purposes of its budgeting and planning processes. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as an alternative to net income, cash flow from operations or any other measure of financial performance or liquidity in accordance with GAAP. The following shows the calculations of EBITDA and Adjusted EBITDA and reconciles them to net earnings in accordance with GAAP for the quarters ended September 30, 2022 and 2021:

	Quarter Ended September 30,
	2022	2021
Net Earnings, as reported	$138,995	$102,125
Income Tax Expense	39,529	29,190
Interest Expense	8,580	12,268
Depreciation, Depletion and Amortization	34,645	32,340

EBITDA	$221,749	$175,923
Northern Colorado purchase accounting [1]	867	—
Stock-based Compensation	4,402	3,920
Loss on Early Retirement of Senior Notes [2]	—	8,407

Adjusted EBITDA	$227,018	$188,250

[1]	Represents the impact of purchase accounting on inventory costs
[2]	Represents the loss on the early redemption of our 4.50% senior notes due 2026